Exhibit 99.1

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS, ISSUES FULL-YEAR 2018 GUIDANCE AND ANNOUNCES SHARE REPURCHASE AUTHORIZATION

Chicago, February 22, 2018 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the fourth quarter of 2017.

4Q 2017 Highlights:

•	Net sales of $999 million compared to $919 million in the fourth quarter of 2016

•	GAAP net loss of $58 million, or $1.68 per diluted share compared to net income of $9 million, or $0.26 per diluted share in the fourth quarter of 2016

•	Non-GAAP net income of $17 million, or $0.50 per diluted share, compared to $15 million, or $0.48 per diluted share in the fourth quarter of 2016

•	Non-GAAP adjusted EBITDA of $85 million, or 8.5% of net sales, compared to $80 million, or 8.7% of net sales, in the fourth quarter of 2016

•	Net cash provided by operating activities of $147 million compared to $95 million in the fourth quarter of 2016

•	Non-GAAP free cash flow of $138 million compared to $82 million in the fourth quarter of 2016

“We are very pleased with our free cash flow generation in the fourth quarter, and despite continued challenging industry conditions, we delivered increases in non-GAAP adjusted EBITDA and non-GAAP earnings per share,” said Thomas J. Quinlan III, LSC Communications’ Chairman and Chief Executive Officer. “As we enter 2018, we are confident that LSC Communications is well positioned to further differentiate its industry-leading customer solutions and continue to deliver a solid balance sheet, strong cash flow and improved earnings.”

Net Sales

Fourth quarter net sales were $999 million, up $80 million, or 8.7%, from the fourth quarter of 2016. After adjusting for acquisitions, changes in foreign exchange rates, and pass-through paper sales, organic net sales decreased 4.6% from the fourth quarter of 2016. The organic decrease in net sales was due to lower volume and price declines in the Print segment and price declines in the Office Products segment.

GAAP Net Income

Fourth quarter 2017 net loss was $58 million, or $1.68 per diluted share, compared to net income of $9 million, or $0.26 per diluted share, in the fourth quarter of 2016. The effective tax rate for the fourth quarter of 2017 reflected $24 million of one-time provisional tax expense related to the enactment of the Tax Cuts and Jobs Act, which will be further detailed in the 2017 Form 10-K, as well as the impact from non-deductible goodwill impairment charges. The fourth quarter 2017 net loss included after tax charges of $75 million and fourth quarter 2016 net income included after- tax charges of $6 million, both of which are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Non-GAAP Net Income

Non-GAAP adjusted EBITDA in the fourth quarter of 2017 was $85 million, or 8.5% of net sales, compared to $80 million, or 8.7% of net sales, in the fourth quarter of 2016. The increase in non-GAAP adjusted EBITDA was primarily due to on-going productivity and cost control initiatives, as

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS, ISSUES FULL-YEAR 2018 GUIDANCE AND ANNOUNCES SHARE REPURCHASE AUTHORIZATION

well as the impact from acquisitions, partially offset by volume declines, product mix and price pressure in the Print segment and price pressure in the Office Products segment.

Non-GAAP net income totaled $17 million, or $0.50 per diluted share, in the fourth quarter of 2017 compared to non-GAAP net income of $15 million, or $0.48 per diluted share in the fourth quarter of 2016. Reconciliations of net income to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

2018 Guidance

The Company provides the following full-year guidance for 2018:

Guidance
Net sales	$3.8 to $3.9 billion
Non-GAAP adjusted EBITDA (1)	$320 to $360 million
Depreciation and amortization	$135 to $145 million
Interest expense	$72 to $76 million
Non-GAAP effective tax rate	25% to 29%
Capital expenditures	$65 to $75 million
Free cash flow (2)	$120 to $160 million
Diluted share count (3)	Approximately 35 million

(1)	Consistent with historical guidance and presentation, non-GAAP adjusted EBITDA includes net pension income. Beginning in 2018, Accounting Standards Update No. 2017-07 requires companies to disaggregate the service cost component of net benefit cost from other components of net benefit cost and present the service cost component with other employee compensation costs. All other components of net benefit cost will need to be presented outside of income from operations. As a result, the Company expects to reclassify approximately $49 million, $46 million and $45 million of net pension income for years ended 2018, 2017 and 2016, respectively, out of income from operations to a line item outside of income from operations, resulting in no impact to net income or non-GAAP adjusted EBITDA.

(2)	Free cash flow is defined as net cash provided by operating activities less capital expenditures

(3)	This guidance assumes no shares are repurchased under the authorization available to the Company described below

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals,

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS, ISSUES FULL-YEAR 2018 GUIDANCE AND ANNOUNCES SHARE REPURCHASE AUTHORIZATION

losses on debt extinguishment and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

Share Repurchase Authorization

On February 15, 2018 the Company’s Board of Directors approved an initial share repurchase authorization of up to $20 million of common stock under which the Company may buy back LSC Communications’ shares at its discretion from February 15, 2018 through August 15, 2019. The Company expects to fund the repurchases, if any, from a combination of cash on hand, cash flow and borrowings under its credit facility. Shares may be repurchased from time to time in open market transactions and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors, and in accordance with applicable regulatory requirements. The company may commence, suspend or discontinue purchases of common stock under this authorization at any time or periodically without prior notice. Shares of stock repurchased will be held as treasury shares. The timing and actual number of shares repurchased will depend on a variety of factors including price and other conditions.

Conference Call

LSC Communications will host a conference call and simultaneous webcast to discuss its fourth-quarter results today, Thursday, February 22, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on LSC Communications’ web site: www.lsccom.com. Individuals wishing to participate must register in advance at the following link. After registering, participants will receive dial-in numbers, a passcode, and a link to access the live event. A webcast replay will be archived on the Company’s web site for 90 days after the call.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Janet M. Halpin, Senior Vice President, Treasurer & Investor Relations

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP net income and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS, ISSUES FULL-YEAR 2018 GUIDANCE AND ANNOUNCES SHARE REPURCHASE AUTHORIZATION

the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP net income and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP net income and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA and non-GAAP net income can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Consolidated and Combined Balance Sheets

As of December 31, 2017 and 2016

(in millions, except share and per share data)

(UNAUDITED)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$34	$95
Receivables, less allowances for doubtful accounts of $11 in 2017 (2016: $10)	727	667
Inventories	238	193
Prepaid expenses and other current assets	47	21

Total Current Assets	1,046	976

Property, plant and equipment - net	576	608
Goodwill	82	84
Other intangible assets - net	160	131
Deferred income taxes	51	57
Other noncurrent assets	99	96

Total Assets	$2,014	$1,952

Liabilities
Accounts payable	$406	$294
Accrued liabilities	239	237
Short-term and current portion of long-term debt	123	52

Total Current Liabilities	768	583

Long-term debt	699	742
Pension liabilities	182	279
Deferred income taxes	1	2
Restructuring and multi-employer pension liabilities	49	54
Other noncurrent liabilities	67	52

Total Liabilities	1,766	1,712

Commitments and Contingencies

Equity
Common stock, $0.01 par value
Authorized: 65,000,000 shares;
Issued: 34,610,931 shares in 2017 (2016: 32,449,669)	—	—
Additional paid-in capital	816	770
(Accumulated deficit) retained earnings	(90)	1
Accumulated other comprehensive loss	(476)	(531)
Treasury stock, at cost: 100,256 shares in 2017	(2)	—

Total Equity	248	240

Total Liabilities and Equity	$2,014	$1,952

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Consolidated and Combined Statements of Operations

For the Three and Twelve Months Ended December 31, 2017 and 2016

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Net sales	$999	$919	$3,603	$3,654

Cost of sales (1)	851	781	3,026	3,031
Selling, general and administrative expenses (SG&A) (1)	67	63	261	259
Restructuring, impairment and other charges - net	42	7	129	18
Depreciation and amortization	42	41	160	171

(Loss) income from operations	(3)	27	27	175

Interest expense - net	20	18	72	18
Investment and other (income)/expense - net	(1)	(1)	(1)	—

(Loss) income before income taxes	(22)	10	(44)	157

Income tax expense	36	1	13	51

Net (loss) income	$(58)	$9	$(57)	$106

Net (loss) income per common share:
Basic net (loss) earnings per share	$(1.68)	$0.26	$(1.69)	$3.25
Diluted net (loss) earnings per share	$(1.68)	$0.26	$(1.69)	$3.23

Dividends declared per common share	$0.25	$0.25	$1.00	$0.25

Weighted average number of common shares outstanding (2):
Basic	34.6	32.5	33.8	32.5
Diluted	34.6	32.8	33.8	32.8

Additional information:
Gross margin (1)	14.8%	15.0%	16.0%	17.0%
SG&A as a % of net sales (1)	6.7%	6.9%	7.2%	7.1%
Operating margin	(0.3%)	2.9%	0.7%	4.8%
Effective tax rate	(169.9%)	10.0%	(30.5%)	32.5%

(1)	Exclusive of depreciation and amortization
(2)	On October 1, 2016, R. R. Donnelley & Sons Company ("RRD") distributed approximately 26.2 million shares of LSC Communications, Inc. common stock to RRD shareholders. RRD retained an additional approximately 6.2 million shares that were sold on March 28,2017. For periods prior to the separation, basic and diluted earnings per share and the average number of shares outstanding were retrospectively restated for the number of LSC Communications, Inc. shares outstanding immediately following the separation, 32.4 million shares.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2017	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
GAAP net (loss) income	$(57)	$(58)	$(3)	$5	(1)

Adjustments:
Restructuring, impairment and other charges - net (1)	129	42	60	21	6
Separation-related expenses (2)	4	—	1	2	1
Acquisition-related expenses (3)	5	2	2	1	—
Purchase accounting adjustments (4)	(1)	(2)	1	—	—
Loss on debt extinguishment (5)	3	3	—	—	—
Depreciation and amortization	160	42	39	39	40
Interest expense-net	72	20	19	16	17
Income tax (benefit) expense	13	36	(23)	(2)	2

Total Non-GAAP adjustments	385	143	99	77	66

Non-GAAP adjusted EBITDA	$328	$85	$96	$82	$65

Net sales	$3,603	$999	$935	$848	$821
Non-GAAP adjusted EBITDA margin %	9.1%	8.5%	10.3%	9.7%	7.9%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2016	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
GAAP net income	$106	$9	$38	$28	$31
Adjustments:
Restructuring, impairment and other charges - net (1)	18	7	3	5	3
Separation-related expenses (2)	5	4	1	—	—
Pension settlement charge (6)	1	—	—	1	—
Depreciation and amortization	171	41	40	44	46
Interest expense (income)-net	18	18	1	(1)	—
Income tax expense	51	1	18	16	16

Total Non-GAAP adjustments	264	71	63	65	65

Non-GAAP adjusted EBITDA	$370	$80	$101	$93	$96

Net sales	$3,654	$919	$949	$906	$880
Non-GAAP adjusted EBITDA margin %	10.1%	8.7%	10.6%	10.3%	10.9%

(1)	Restructuring, impairment and other charges- net: Restructuring charges for employee termination costs, lease termination, other costs, and multi-employer pension plan withdrawal obligations; impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)	Separation-related expenses: One-time transaction costs associated with becoming a standalone company.

(3)	Acquisition-related expenses: Related to legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.

(5)	Loss on debt extinguishment: Loss related to a partial debt extinguishment.

(6)	Pension settlement charge: Charge recognized for lump-sum pension settlement payments.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended December 31, 2017 and 2016

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended December 31, 2017		For the Three Months Ended December 31, 2016
	Net income	Net income per diluted share	Net income	Net income per diluted share
GAAP basis measures	$(58)	$(1.68)	$9	$0.26

Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	50	$1.47	4	0.14
Separation-related expenses (2)	—	0.02	2	0.08
Acquisition-related expenses (3)	1	0.03	—	—
Purchase accounting adjustments (4)	(2)	(0.08)	—	—
Loss on debt extinguishment (5)	2	0.05	—	—
Income tax adjustments (6)	24	0.69	—	—

Total Non-GAAP adjustments	75	2.18	6	0.22

Non-GAAP measures	$17	$0.50	$15	$0.48

(1)	Restructuring, impairment and other charges - net: Operating results for the three months ended December 31, 2017 and 2016 were affected by the following pre-tax restructuring charges of $42 million ($50 million after-tax) and $7 million ($4 million after-tax), respectively:

	For the Three Months Ended December 31,
	2017	2016
Impairment charges - goodwill (a)	$18	$—
Impairment charges - intangibles (b)	8	—
Impairment charges - machinery and equipment (c)	7	—
Employee termination costs (d)	6	4
Other restructuring charges (e)	2	3
Other charges (f)	1	—

Total restructuring, impairment and other charges - net	$42	$7

(a)	For the three months ended December 31, 2017, the Company completed an additional acquisition that became part of the magazines, catalogs and retail inserts reporting unit. Given the amount by which the carrying amount of the reporting unit exceeded its fair value in the impairment test performed as of September 30, 2017, combined with the fact that management’s assessment of the fair value did not materially change since that date, an additional charge of $18 million was recorded. This amount represents all of the goodwill arising from an acquisition made during the three months ended December 31, 2017 and additional amounts related to acquisitions completed during the quarter ended September 30, 2017.

(b)	The Company recorded charges of $8 million for the impairment of certain acquired indefinite-lived tradename intangible assets, including $3 million in the Office Products segment and $5 million in the book reporting unit, which is part of the Print segment. The impairment of the indefinite-lived tradename intangible assets resulted from lower expectations of future revenue to be derived from those tradenames.

(c)	The machinery and equipment net charges of $7 million were recorded in the Company’s magazines, catalogs and retail inserts reporting unit, which is included in the Print segment. The impairment was primarily due to volume declines.

(d)	For the three months ended December 31, 2017, employee-related termination costs resulted from three facility closures in the Print segment and other organizational changes. For the three months ended December 31, 2016, employee-related termination costs resulted from the expected closure of one facility in the first quarter of 2017 in the Print segment and the reorganization of certain operations.

(e)	For the three months ended December 31, 2017 and 2016, other restructuring charges included other facility closure costs.

(f)	Other charges related to the Company's multi-employer pension plan withdrawal obligations unrelated to facility closures.

(2)	Separation-related expenses: The three months ended December 31, 2016 included pre-tax charges of $4 million ($2 million after-tax) for one-time transaction costs associated with becoming a standalone company.

(3)	Acquisition-related expenses: The three months ended December 31, 2017 included pre-tax charges of $2 million ($1 million-after tax) for legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)	Purchase accounting adjustments: The three months ended December 31, 2017 included a pre-tax benefit of $2 million ($2 million after-tax benefit) as a result of purchase accounting inventory step-up adjustments and any gains associated with acquisitions.

(5)	Loss on debt extinguishment: The three months ended included pre-tax charges of $3 million ($2 million after-tax) for the recognition of a loss related to a partial debt extinguishment.

(6)	Income tax adjustments: The three months ended December 31, 2017 included the impact of the Tax Cuts and Jobs Act (the "Tax Act") that consisted of $16 million provisional expense for the one-time transition tax and a net provisional expense of $8 million for the remeasurement of deferred taxes associated with the reduced U.S. federal corporate tax rate from 35% to 21%.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Twelve Months Ended December 31, 2017 and 2016

(in millions, except per share data)

(UNAUDITED)

	For the Twelve Months Ended December 31, 2017		For the Twelve Months Ended December 31, 2016
	Net income	Net income per diluted share	Net income	Net income per diluted share
GAAP basis measures	$(57)	$(1.69)	$106	$3.23

Non-GAAP adjustments:

Restructuring, impairment and other charges - net (1)	92	2.75	12	0.37
Separation-related expenses (2)	3	0.09	3	0.09
Acquisition-related expenses (3)	3	0.10	—	—
Purchase accounting adjustments (4)	(1)	(0.07)	—	—
Loss on debt extinguishment (5)	2	0.05	—	—
Income tax adjustments (6)	25	0.74	—	—

Total Non-GAAP adjustments	124	3.66	15	0.46

Non-GAAP measures	$67	$1.97	$121	$3.69

(1)	Restructuring, impairment and other charges - net: Operating results for the twelve months ended December 31, 2017 and 2016 were affected by the following pre-tax restructuring charges of $129 million ($92 million after-tax) and $18 million ($12 million after-tax), respectively:

	For the Twelve Months Ended December 31,
	2017	2016
Impairment charges - goodwill (a)	$73	$—
Impairment charges - intangibles (b)	8	—
Impairment charges - machinery and equipment (c)	7	—
Employee termination costs (d)	13	8
Other restructuring charges (e)	24	7
Other charges (f)	4	3

Total restructuring, impairment and other charges - net	$129	$18

(a)	Given the historical valuations of the magazines, catalogs and retail inserts reporting unit that have resulted in goodwill impairment in prior years, combined with the change in the composition of the carrying value of the reporting unit due to the acquisitions completed as of September 30, 2017, the Company determined it necessary to perform an interim goodwill impairment review on this reporting unit as of September 30, 2017 and recorded charges of $55 million. For the quarter ended December 31, 2017, the Company completed an additional acquisition that became part of the magazines, catalogs and retail inserts reporting unit. Given the amount by which the carrying amount of the reporting unit exceeded its fair value in the impairment test performed as of September 30, 2017, combined with the fact that management’s assessment of the fair value did not materially change since that date, an additional charge of $18 million was recorded in the period ended December 31, 2017. This amount represents all of the goodwill arising from an acquisition made during the three months ended December 31, 2017 and additional amounts related to acquisitions completed during the quarter ended September 30, 2017.

(b)	The Company recorded charges of $8 million for the impairment of certain acquired indefinite-lived tradename intangible assets, including $3 million in the Office Products segment and $5 million in the book reporting unit, which is part of the Print segment. The impairment of the indefinite-lived tradename intangible assets resulted from lower expectations of future revenue to be derived from those tradenames.

(c)	The machinery and equipment net charges of $7 million were recorded in the Company’s magazines, catalogs and retail inserts reporting unit, which is included in the Print segment. The impairment was primarily due to volume declines.

(d)	For the twelve months ended December 31, 2017, employee-related termination costs resulted from four facility closures in the Print segment and the reorganization of certain business units. For the twelve months ended December 31, 2016, employee-related termination costs resulted from one facility closure in the Print segment, the expected closure of another facility in the first quarter of 2017 in the Print segment and the reorganization of certain operations.

(e)	For the twelve months ended December 31, 2017, the charges primarily resulted from the exit from certain operations and facilities, as well as charges as a result of a terminated supplier contract. For the twelve months ended December 31, 2016, other restructuring charges included other facility closure costs.

(f)	Other charges related to the Company's multi-employer pension plan withdrawal obligations unrelated to facility closures.

(2)	Separation-related expenses: The twelve months ended December 31, 2017 included pre-tax charges of $4 million ($3 million after-tax) for one-time transaction costs associated with becoming a standalone company, compared to pre-tax charges of $5 million ($3 million after-tax) for the twelve months ended December 31, 2016.

(3)	Acquisition-related expenses: The twelve months ended December 31, 2017 included pre-tax charges of $5 million ($3 million-after tax) for legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)	Purchase accounting adjustments: The twelve months ended December 31, 2017 included a pre-tax benefit of $1 million ($1 million after-tax benefit) as a result of purchase accounting inventory step-up adjustments and any gains associated with acquisitions.

(5)	Loss on debt extinguishment: The twelve months ended included pre-tax charges of $3 million ($2 million after-tax) for the recognition of a loss related to a partial debt extinguishment.

(6)	Income tax adjustments: The twelve months ended December 31, 2017 included the impact of the Tax Act that consisted of $16 million provision expense for the one-time transition tax and a net provisional expense of $8 million for the remeasurement of deferred taxes associated with the reduced U.S. federal corporate tax rate from 35% to 21%. The twelve months ended December 31, 2017 also included a tax expense of $1 million that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed.

Note:  The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Print	Office Products	Corporate	Consolidated
For the Three Months Ended December 31, 2017
Net sales	$856	$143	$—	$999
Income (loss) from operations	(7)	10	(6)	(3)
Operating margin %	(0.8%)	7.0%	nm	(0.3%)
Investment and other income - net	—	—	(1)	(1)

Non-GAAP Adjustments
Depreciation and amortization	37	4	1	42
Restructuring charges - net	8	—	—	8
Impairment charges - net	30	3	—	33
Other charges	1	—	—	1
Acquisition-related expenses	—	—	2	2
Loss on debt extinguishment	—	—	3	3
Purchase accounting adjustments	—	1	(3)	(2)

Total Non-GAAP adjustments	76	8	3	87

Non-GAAP Adjusted EBITDA	$69	$18	$(2)	$85
Non-GAAP Adjusted EBITDA margin %	8.1%	12.6%	nm	8.5%

Capital expenditures	$6	$2	$1	$9

For the Three Months Ended December 31, 2016
Net sales	$789	$130	$—	$919
Income (loss) from operations	27	16	(16)	$27
Operating margin %	3.4%	12.3%	nm	2.9%
Investment and other income - net	—	—	(1)	(1)

Non-GAAP Adjustments
Depreciation and amortization	37	3	1	41
Restructuring charges - net	6	—	1	7
Separation-related expenses	—	—	4	4

Total Non-GAAP adjustments	43	3	6	52

Non-GAAP Adjusted EBITDA	$70	$19	$(9)	$80
Non-GAAP Adjusted EBITDA margin %	8.9%	14.6%	nm	8.7%
Capital expenditures	$11	$—	$2	$13

nm	Not meaningful

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Print	Office Products	Corporate	Consolidated
For the Twelve Months Ended December 31, 2017
Net sales	$3,108	$495	$—	$3,603
Income (loss) from operations	17	42	(32)	27
Operating margin %	0.5%	8.5%	nm	0.7%
Investment and other income - net	—	—	(1)	(1)

Non-GAAP Adjustments
Depreciation and amortization	143	15	2	160
Restructuring charges - net	19	1	17	37
Impairment charges-net	85	3	—	88
Other charges	4	—	—	4
Separation-related expenses	—	—	4	4
Acquisition-related expenses	—	—	5	5
Loss on debt extinguishment	—	—	3	3
Purchase accounting adjustments	1	1	(3)	(1)

Total Non-GAAP adjustments	252	20	28	300
Non-GAAP Adjusted EBITDA	$269	$62	$(3)	$328
Non-GAAP Adjusted EBITDA margin %	8.7%	12.5%	nm	9.1%

Capital expenditures	$47	$5	$8	$60

For the Twelve Months Ended December 31, 2016
Net sales	$3,127	$527	$—	$3,654
Income (loss) from operations	141	54	(20)	175
Operating margin %	4.5%	10.2%	nm	4.8%

Non-GAAP Adjustments
Depreciation and amortization	155	15	1	171
Restructuring charges - net	12	—	3	15
Other charges	3	—	—	3
Separation-related expenses	—	—	5	5
Pension settlement charge	—	—	1	1

Total Non-GAAP adjustments	170	15	10	195
Non-GAAP Adjusted EBITDA	$311	$69	$(10)	$370
Non-GAAP Adjusted EBITDA margin %	9.9%	13.1%	nm	10.1%

Capital expenditures	$39	$3	$6	$48

nm	Not meaningful

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Consolidated and Combined Statements of Cash Flows

For the Twelve Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	2017	2016
Net (loss) income	$(57)	$106
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Impairment charges	88	—
Depreciation and amortization	160	171
Provision for doubtful accounts receivable	3	6
Share-based compensation	13	8
Deferred income taxes	(15)	(18)
Gain on sale of investments and other assets - net	(10)	—
Other	5	(2)
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(7)	(52)
Inventories	5	29
Prepaid expenses and other current assets	(1)	(7)
Accounts payable	103	13
Income taxes payable and receivable	(7)	1
Accrued liabilities and other	(75)	(24)

Net cash provided by operating activities	$205	$231

Capital expenditures	(60)	(48)
Acquisition of businesses, net of cash acquired	(236)	(8)
Net proceeds from sales/purchase of investments and other assets	18	6
Transfers from restricted cash	1	9

Net cash used in investing activities	$(277)	$(41)

Proceeds from issuance of long-term debt	65	816
Payments of current maturities and long-term debt	(118)	(17)
Net proceeds from credit facility borrowings	75	—
Debt issuance costs	(1)	(20)
Proceeds from issuance of common stock	18	—
Dividends paid	(34)	(8)
Payments from (to) RRD - net	3	(13)
Other financing activities	(2)	—
Net transfers to Parent and affiliates	—	(945)

Net cash provided by (used in) financing activities	$6	$(187)

Effect of exchange rate on cash and cash equivalents	5	(3)

Net decrease in cash and cash equivalents	$(61)	$—

Cash and cash equivalents at beginning of year	95	95

Cash and cash equivalents at end of period	$34	$95

Supplemental non-cash disclosures:
Issuance of approximately 1.0 million shares of LSC Communications, Inc. common stock for acquisition of a business	$20	$—
Assumption of warehousing equipment related to customer contract	$—	$9

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Consolidated and Combined Statements of Cash Flows

For the Twelve Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	2017	2016
Additional Information:
For the Twelve Months Ended December 31:
Net cash provided by operating activities	$205	$231
Less: capital expenditures	60	48

Free cash flow	$145	$183

For the Three Months Ended December 31:
Net cash provided by operating activities	$147	$95
Less: capital expenditures	9	13

Free cash flow	$138	$82

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Print	Office Products	Consolidated
For the Three Months Ended December 31, 2017
Reported net sales	$856	$143	$999
Adjustments (1)	8	9	17

Pro forma net sales	$864	$152	$1,016

For the Three Months Ended December 31, 2016
Reported net sales	$789	$130	$919
Adjustments (1)	109	32	141

Pro forma net sales	$898	$162	$1,060

Net sales change
Reported net sales	8.5%	10.0%	8.7%
Pro forma net sales	(3.8%)	(6.2%)	(4.2%)
Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange ("FX") rates	1.0%	—%	0.8%

Year-over-year impact of changes in pass-through paper sales	(0.4%)	—%	(0.4%)
Net organic sales change (2)	(4.4%)	(6.2%)	(4.6%)

The reported results of the Company include the results of acquired businesses from the acquisition dates forward. The Company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2017 and 2016 to pro forma net sales as if the acquisitions took place as of January 1, 2016 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

For the three months ended December 31, 2017, the adjustments reflect the net sales of The Clark Group ("Clark Group") (acquired November 29, 2017) and Quality Park (acquired November 9, 2017).

For the three months ended December 31, 2016, the adjustments reflect the net sales of Publishers Press (acquired September 7, 2017), NECI, LLC ("NECI") (acquired August 21, 2017), CREEL Printing ("CREEL") (acquired August 17, 2017), Fairrington Transportation Corp., F.T.C. Transport, Inc. and F.T.C. Services, Inc. (“Fairrington”) (acquired July 28, 2017), HudsonYards Studios ("HudsonYards") (acquired March 1, 2017), and Continuum Management Company, LLC ("Continuum") (acquired December 2, 2016), in addition to the acquisitions noted above.

(2)	Adjusted for net sales of acquired businesses, the impact of changes in FX rates and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Twelve Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Print	Office Products	Consolidated
For the Twelve Months Ended December 31, 2017
Reported net sales	$3,108	$495	$3,603
Adjustments (1)	243	95	338

Pro forma net sales	$3,351	$590	$3,941

For the Twelve Months Ended December 31, 2016
Reported net sales	$3,127	$527	$3,654
Adjustments (1)	444	137	581

Pro forma net sales	$3,571	$664	$4,235
Net sales change
Reported net sales	(0.6%)	(6.1%)	(1.4%)
Pro forma net sales	(6.2%)	(11.1%)	(6.9%)
Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.3%	—%	0.2%

Year-over-year impact of changes in pass-through paper sales	(0.8%)	—%	(0.7%)
Net organic sales change (2)	(5.7%)	(11.1%)	(6.4%)

The reported results of the Company include the results of acquired businesses from the acquisition dates forward. The Company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2017 and 2016 to pro forma net sales as if the acquisitions took place as of January 1, 2016 for purposes of this schedule.

(1) Adjusted for net sales of acquired businesses:

For the twelve months ended December 31, 2017, the adjustments for net sales of acquired businesses reflect the net sales of Clark Group (acquired November 29, 2017), Quality Park (acquired November 9, 2017), Publishers Press (acquired September 7, 2017), NECI (acquired August 21, 2017), CREEL (acquired August 17, 2017), Fairrington (acquired July 28, 2017), and HudsonYards (acquired March 1, 2017).

For the twelve months ended December 31, 2016, the adjustments for net sales of acquired businesses reflect the net sales of Continuum (acquired December 2, 2016), in addition to the acquisitions noted above.

(2) Adjusted for net sales of acquired businesses, the impact of changes in FX rates and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales - Print Segment

For the Three Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Magazines, Catalogs, and Retail Inserts	Book	Europe	Directories	Print
For the Three Months Ended December 31, 2017
Reported net sales	$521	$245	$67	$23	$856
Adjustments (1)	8	—	—	—	8

Pro forma net sales	$529	$245	$67	$23	$864

For the Three Months Ended December 31, 2016
Reported net sales	$441	$256	$63	$29	$789
Adjustments (1)	109	—	—	—	109

Pro forma net sales	$550	$256	$63	$29	$898
Net sales change
Reported net sales	18.1%	(4.3%)	6.3%	(20.7%)	8.5%
Pro forma net sales	(3.8%)	(4.3%)	6.3%	(20.7%)	(3.8%)
Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.4%	—%	11.1%	—%	1.0%

Year-over-year impact of changes in pass-through paper sales	0.2%	(0.8%)	—%	(10.3%)	(0.4%)

Net organic sales change (2)	(4.4%)	(3.5%)	(4.8%)	(10.4%)	(4.4%)

The reported results of the Company include the results of acquired businesses from the acquisition dates forward. The Company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2017 and 2016 to pro forma net sales as if the acquisitions took place as of January 1, 2016 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

For the three months ended December 31, 2017, the adjustments reflect the net sales of Clark Group (acquired November 28, 2017).

For the three months ended December 31, 2016, the adjustments reflect the net sales of Publishers Press (acquired September 7, 2017), CREEL Printing ("CREEL") (acquired August 17, 2017), Fairrington Transportation Corp., F.T.C. Transport, Inc. and F.T.C. Services, Inc. (“Fairrington”) (acquired July 28, 2017), HudsonYards Studios ("HudsonYards") (acquired March 1, 2017), and Continuum Management Company, LLC ("Continuum") (acquired December 2, 2016), in addition to the acquisition noted above.

(2)	Adjusted for net sales of acquired businesses, the impact of changes in FX rates and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales - Print Segment

For the Twelve Months Ended December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Magazines, Catalogs, and Retail Inserts	Book	Europe	Directories	Print
For the Twelve Months Ended December 31, 2017
Reported net sales	$1,730	$1,022	$247	$109	$3,108
Adjustments (1)	243	—	—	—	243

Pro forma net sales	$1,973	$1,022	$247	$109	$3,351

For the Twelve Months Ended December 31, 2016
Reported net sales	$1,632	$1,097	$272	$126	$3,127
Adjustments (1)	444	—	—	—	444

Pro forma net sales	$2,076	$1,097	$272	$126	$3,571
Net sales change
Reported net sales	6.0%	(6.8%)	(9.2%)	(13.5%)	(0.6%)
Pro forma net sales	(5.0%)	(6.8%)	(9.2%)	(13.5%)	(6.2%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	4.0%	—%	0.3%

Year-over-year impact of changes in pass-through paper sales	0.1%	(1.9%)	—%	(7.1%)	(0.8%)
Net organic sales change (2)	(5.1%)	(4.9%)	(13.2%)	(6.4%)	(5.7%)

The reported results of the Company include the results of acquired businesses from the acquisition dates forward. The Company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2017 and 2016 to pro forma net sales as if the acquisitions took place as of January 1, 2016 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

For the twelve months ended December 31, 2017, the adjustments for net sales of acquired businesses reflect the net sales of Clark Group (acquired November 29, 2017), Publishers Press (acquired September 7, 2017), CREEL (acquired August 17, 2017), Fairrington (acquired July 28, 2017), and HudsonYards (acquired March 1, 2017).

For the twelve months ended December 31, 2016, the adjustments for net sales of acquired businesses reflect the net sales of Continuum (acquired December 2, 2016), in addition to the acquisitions noted above.

(2)	Adjusted for net sales of acquired businesses, the impact of changes in FX rates and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2017 RESULTS

LSC Communications, Inc.

Debt and Liquidity Summary

As of December 31, 2017 and 2016

(in millions)

(UNAUDITED)

	December 31, 2017	December 31, 2016
Total liquidity (1)

Availability
Stated amount of the Revolving Credit Facility (2)	$400	$400
Less: availability reduction from covenants	—	—

Amount available under the Revolving Credit Facility	400	400

Usage
Borrowings under the Revolving Credit Facility	$75	$—
Impact on availability related to outstanding letters of credit	53	12

	$128	$12
Availability (3)	$272	$388
Cash	34	95

Net available liquidity	$306	$483

Short-term and current portion of long-term debt	$123	$52
Long-term debt	699	742

Total debt	$822	$794

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2017 and 2016	$328	$370
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA(4))	2.51	2.15

(1)	Liquidity does not include uncommitted credit facilities, located outside of the U.S.

(2)	The Company has a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and the Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were $75 million of borrowings under the Revolving Credit Facility as of December 31, 2017.

(3)	The Company would have had the ability to utilize the entire $400 million Revolving Credit Facility and not have been in violation of the terms of the agreement as of December 31, 2017. Availability under the Revolving Credit Facility was reduced by $75 million in borrowings and $53 million related to outstanding letters of credit.

(4)	The leverage ratio calculation includes non-GAAP adjusted EBITDA since the respective closing date of each acquisition and does not include a full 12 months of non-GAAP adjusted EBITDA.